INUVO, INC.
2017 EQUITY COMPENSATION PLAN
RESTRICTED STOCK UNIT AGREEMENT

Inuvo, Inc., a Nevada corporation, (the “Company”), hereby grants to the grantee named below (the “Grantee”) a restricted stock unit grant (the “Grant”) for the total number of shares shown below of Common Stock of the Company (the “Shares”), subject to all of the terms and conditions of this Restricted Stock Grant Agreement and the Inuvo, Inc. 2017 Equity Compensation Plan (the “Plan”) attached hereto as Appendix A. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions of this Restricted Stock Unit Grant Agreement and the Plan shall be resolved in favor of the terms and conditions of this Restricted Stock Unit Grant Agreement.
Grantee:
Grant Date:
RSUs Subject to Grant:
Vesting:

Vesting of the Grant is contingent upon continued employment with the Company and unvested Grants will terminate upon separation of employment from the Company for any reason, unless otherwise specified in any other agreement on record.
The Grantee shall have no rights as a beneficial owner of the Shares, including the right to vote such shares at a meeting of the Company’s stockholders, until the beneficial ownership of the Shares shall have vested.
IN WITNESS WHEREOF, this Restricted Stock Unit Grant Agreement, consisting of this page and the attached plan has been executed by the Company by a duly authorized officer as of the date specified herein.
                            Inuvo, Inc.

                            By:
                            Its:
                            Date

Grantee hereby acknowledges receipt of a copy of the Plan, represents that Grantee has read and understands the terms and provisions of the Plan, and accepts this Grant subject to all the terms and conditions of the Plan and this Restricted Stock Unit Grant Agreement. Grantee acknowledges that there may be adverse tax consequences upon the Grant and that Grantee should consult a tax adviser to determine Grantee’s individual tax consequences.
                            _________________________

                            Grantee
                            Date:_______________________